UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
December 31, 2021

ESPEY MFG & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue, Saratoga Springs, New York 12866

(Address of principal executive offices)

(518) 584-4100

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $.33-1/3 par value	ESP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick T. Enright, Jr. has resigned from his position as President and Chief Executive Officer, effective December 31, 2021.

Mr. Enright’s service on the Company’s Board of Directors also ended on December 31, 2021.

The Board of Directors has appointed David A. O’Neil and Katrina L. Sparano as the Company’s new President and Chief Executive Officer, and Treasurer and Chief Financial Officer, respectively, effective January 1, 2022.

Mr. O’Neil, age 56, has been employed by the Company since January 4, 2000 as its Treasurer and Chief Financial Officer. He was also elected as Executive Vice President effective December 2, 2016. During the period June 2, 2014 until January 31, 2015, he served as the Company’s Interim President and Chief Executive Officer. He has served as a member of the Board of Directors since 2018.

Mr. O’Neil is licensed as a Certified Public Accountant in the State of New York and prior to joining the Company in 2000, he was a Senior Manager at the accounting firm KPMG LLP.

Incidental to his appointment, the Company entered an Employment Agreement with Mr. O’Neil for a term of two years. Mr. O’Neil is entitled to a base salary of $275,000, subject to annual review (but with no decrease) by the Board.

In addition, Mr. O’Neil is entitled to an annual performance-based cash bonus comprised of three components, with the maximum aggregate amount payable not to exceed his annual base salary. The first component is purely discretionary based upon an annual performance assessment and may not exceed 50% of the base salary. The second component is based on the increase in combined sales plus backlog over the average of the prior three fiscal years, times 0.5% (one half of one percent), and may not exceed 50% of base salary. The third component is based on the increase in operating earnings over the average of the prior fiscal years, times 5% (five percent), and may not exceed 50% of base salary.

If Mr. O’Neil’s employment is terminated without cause, he is entitled to severance pay equal to nine months of his base salary.

Ms. Sparano, age 51, has been employed by the Company since November 12, 2004 as its Assistant Treasurer and Principal Accounting Officer. During the period June 2, 2014 until January 31, 2015, she served as Interim Principal Financial Officer.

Ms. Sparano is licensed as a Certified Public Accountant in the State of New York and prior to joining the Company in 2004 she was the Assistant Controller for Cambridge Heart, Inc.

Incidental to her appointment, the Company entered an Employment Agreement with Ms. Sparano for a term of one year which automatically renews for additional one year periods unless either party gives notice of intention not to renew at least 60 days prior to the end of the current term. Ms. Sparano is entitled to a base salary of $176,000, subject to annual review (but with no decrease) by the Board.

In addition, Ms. Sparano is eligible to receive an annual cash bonus at the discretion of the Board.

If Ms. Sparano’s employment is terminated without cause, she is entitled to severance pay equal to nine months of his base salary.

Item 9.01	Financial Statements and Exhibits
Exhibit 10.13	Employment Agreement with David O’Neil dated as of January 1, 2022.
Exhibit 10.20	Employment Agreement with Katrina L. Sparano dated as of January 1, 2022.
Exhibit 99.1	Press Release dated December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022		ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ Katrina Sparano
Katrina Sparano Principal Financial Officer

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